Exhibit 10(k)

MANAGEMENT STOCK PURCHASE PLAN

OF

TASTY BAKING COMPANY AND ITS SUBSIDIARIES

(As Last Amended and Restated at the Annual Meeting of Shareholders on April 25, 1997)

1.    Purposes of the Plan

The “Tasty Management Stock Purchase Plan (1968) amended (1976)” is intended to provide a method whereby management employees (“Employees”) of Tasty Baking Company (the “Company”) and its subsidiaries who are largely responsible for the management, growth and protection of the business, may be offered incentives in addition to those of current compensation and future pensions, and may be stimulated by personal involvement in the fortunes of the Company to continue in the service of Tasty, thereby advancing the interests of the Company and all of its stockholders.  Accordingly, the Company may, from time to time, on or before December 31, 2001, sell to such Employees as may be selected in the manner hereinafter provided, shares of the Common Stock of the Company on terms and conditions hereinafter established.

2.    Administration of the Plan

This Plan shall be administered by the Officers of the Company who are authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as they may deem best.

3.    Stock Subject to the Plan

The shares to be sold to Employees under this Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

Shares sold to Employees under this Plan shall be subject to the terms, conditions and restrictions specified in Section 8 and to such other terms, conditions and restrictions as the Board of Directors in its discretion may provide.

Subject to the provisions of the succeeding paragraphs of this Section 3, the number of shares which may be sold under this Plan shall be 300,000 shares of Common Stock of the Company (subject to adjustment as described below).

If prior to December 31, 2001, shares sold under this Plan shall be repurchased by the Company pursuant to the provisions of Section 8 hereof at the price at which they were sold, such shares shall again become available for sale under this Plan (unless in the meantime this Plan shall have been terminated).

In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups, combinations of shares, recapitalizations, or stock dividends, the number of shares which may thereafter be sold under this Plan, both in the aggregate and as to any individual, and the prices at which shares shall be resold to the Company shall be appropriately adjusted.

4.    Purchase Price of Stock Sold under this Plan

The purchase price per share to an Employee of shares of Common Stock sold under this Plan shall be 50%, or such higher percentage as the Board of Directors may from time to time determine, of the fair market value of such shares on the date that such employee is given the right to purchase such shares.  For all purposes of this Plan, fair market value shall be determined on the basis of the last reported sale price of Tasty Common Stock on any national stock exchange upon which the shares are traded on the date of determination, or the quoted closing bid price if there be no sales on such date.

5.    Eligibility of Purchasers

Shares of Common Stock will be sold under this Plan only to persons who are Employees of the Company or of a subsidiary of the Company.  The term “Employees” shall include officers as well as other employees of the Company or of a subsidiary of the Company.  No member of the Board of Directors who is not an employee of the Company, or of a subsidiary of the Company shall be eligible to purchase stock under this Plan.

Subject to the terms, provisions and conditions of this Plan, the Board of Directors shall have exclusive jurisdiction to select the Employees to whom shares shall be offered for sale under this Plan, to determine the number of shares to be sold to each person at each time, to determine the time or times when shares shall be sold, to determine the sales price of the shares, which price shall be subject to the provisions of Section 4, and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any sales under this Plan and of the legend to be affixed to the stock certificates representing shares sold under the Plan.

It is understood that shares may be sold to the same person on more than one occasion.

6.    Non-Transferability of Right to Purchase Shares

No right to purchase shares under this Plan shall be transferable by the Employee who is given such right.

7.    Exercise of Right to Purchase Shares

An Employee who is given the right to purchase shares under this Plan may exercise such right for a period of sixty days after he is given such right, provided that he is still an Employee on the date of such exercise.

An Employee electing to exercise his right to purchase shares offered under this Plan shall give written notice to the Company of such election and of the number of shares he has elected to purchase, and shall at the time of purchase tender the full purchase price of the shares he has elected to purchase.  Until the purchaser has made such payment, and has had issued to him a certificate or certificates for the shares so purchased, he shall possess no stockholder rights with respect to any such share or shares.

8.    Restriction on Sale or Disposition and Obligation to Resell Shares to the Company

Shares of Common Stock purchased by an Employee under this Plan shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as “to dispose of” or a “disposition”), and in the event of termination of employment for any reason (including, without’ limitation, death) such shares shall forthwith be resold to the Company at their purchase price, all except as set forth below:

Shares as to which all restrictions against disposition and the obligation to resell to the Company shall have lapsed in accordance with paragraphs (a) or (c) below are hereinafter called “free shares”;

Shares as to which the obligation to resell to the Company (but not the restrictions against disposition) shall have lapsed in accordance with paragraph (b) below are hereinafter called “vested shares”; and

Shares as to which neither the restrictions against disposition nor the obligation to resell to the Company shall have lapsed are hereinafter called “restricted shares”

(a)    the obligation not to dispose of “restricted shares” purchased under this Plan and the obligation to resell such shares to the Company shall lapse as to 12½% of the shares purchased on the third anniversary of the date of purchase of such shares; and as to an additional 12½% of such shares on each anniversary date thereafter; provided, however, that the aforementioned obligations shall lapse as to any Employee who shall have begun receiving “free shares” pursuant to the Plan prior to April 27, 1984, at the rate of 12½% of the initial shares purchased per year, on the anniversary of the date of purchase, beginning in the calendar year 1984; and such shares shall become “free shares” at such dates;

(b)    the obligation to resell “restricted shares” purchased under this Plan to the Company shall lapse, as to any shares which have not theretofore become “free shares,” on the date on which an employee retires with the consent of the Company, and at such date such shares shall become “vested shares”; provided that the obligation not to dispose of such “vested shares” shall not lapse except in accordance with paragraph (c) below;

(c)    the obligation not to dispose of “vested shares” purchased under this Plan shall lapse as to 50% of such shares on January 1 of each of the two calendar years which commence after the date on which an employee retired with the consent of the Company.

(d)    in the event of

(1)   termination of employment by dismissal for cause, the price at which “restricted shares” shall be resold to the Company shall be their purchase price;

(2)   voluntary termination of employment (including early retirement without the consent of the Company or of the subsidiary by which he is employed), the price at which “restricted shares” shall be resold to the Company shall be their purchase price plus, if the employee shall have completed at least twenty full years of service with the Company or any subsidiary of the Company after the date of purchase, an increment equal to 40% of the amount by which the fair market value at date of resale of the shares to be resold to the Company exceeds their purchase price;

(3)   termination of employment for any reason (including, without limitation, death) other than as set forth in subparagraphs (1) and (2) of this paragraph (d), the price at which “restricted shares” shall be resold to the Company shall be their purchase price, plus, if the employee shall have completed 6 or more but less than 20 full years of service with the Company or any subsidiary of the Company after date of purchase, an increment to be determined by the Board of Directors in its discretion, which increment shall, however, not be more than 40% of the amount by which the fair market value at date of resale of the shares to be resold to the Company exceeds their purchase price; if such employees shall have completed at least 20 full years of service, such increment shall be the same as the computed under subparagraphs (2) of this paragraph (d);

(e)    notwithstanding any of the foregoing, any shares purchased under this Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the employee and may be sold by the pledgee thereof within a period of ten days following any date on which the fair market value of such shares is 125% or less of the purchase price thereof; provided the amount of such borrowing may not exceed the purchase price of such shares and if any shares so pledged or hypothecated are sold by the bank or other person with which pledged or hypothecated at a time when they are still “restricted shares”, then any amount by which the proceeds of such sale exceed the purchase price of such shares, or, if higher, the price at which such shares could then be repurchased by the Company in the event of voluntary termination of employment as set forth in subparagraph (2) of paragraph (d) above, shall be paid to the Company;

(f)    notwithstanding any of the foregoing, shares purchased under the Plan may be sold within a period of ten days following any date on which the fair market value of such shares is 125% or less of the purchase price thereof; provided that if any such shares are sold at a time when they are still “restricted shares”, then any amount by which the proceeds of such sale exceed the purchase price of such shares, or if higher, the price at which such shares could then be repurchased by the Company in the event of voluntary termination of employment as set forth in subparagraph (2) of paragraph (d) above, shall be paid to the Company.

(g)    the obligation not to dispose of any shares purchased under this Plan and to resell such shares to the Company shall in any event lapse in whole with respect to any shares which the employee has become obligated to resell to the Company pursuant to paragraph (d) above in the event the Company shall not have exercised its right to purchase such shares within forty days after the date such obligation to resell to the Company has arisen.

Any question as to whether and when there has been a cessation of employment, or a retirement with or without the consent of the employing company, or a voluntary termination or dismissal for cause, and any question as to the period of service with the Company or a subsidiary, and (subject to Section 4 of the Plan) any question as to the fair market value of shares, shall be determined by the Board of Directors and its determination of such questions shall be final.  Nothing in this Section 8 shall require the Company to repurchase shares sold to employees under this Plan.

9.    Amendment to the Plan

The Board of Directors of the Company may at any time terminate or from time to time modify or suspend this Plan, provided however, that no such modification may permit Participation in the Plan by Employees who are also officers or directors of the Company without the approval of Shareholders of the Company.

10.   Successors and Assigns

The provisions of this Plan (including, without limitation, the provisions of Section 8 hereof) shall be binding upon all successors and assigns of an Employee purchasing shares under this Plan, including, without limitation, the estate of any such Employee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such employee.

11.   Effective Date of the Plan

This amended Plan shall be submitted to the stockholders of the Company at the Annual Meeting in April 1976, and if the amended Plan is approved by the stockholders shall become effective on the date of such approval.

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